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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  DECEMBER 8, 1995



                         LYONDELL PETROCHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                    1-10145                95-4160558
(State or other jurisdiction   (Commission File Number)    (IRS Employer
      of incorporation)                                  Identification No.)



   1221 MCKINNEY STREET, SUITE 1600
            HOUSTON, TEXAS                              77010
(Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code:  713/652-7200
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ITEM 5.    OTHER EVENTS

          On December 8, 1995, the Board of Directors of Lyondell Petrochemical Company (the "Company") declared a dividend of one right ("Right") for each outstanding share of the Company's Common Stock, par value $1.00 per share ("Common Stock"), to stockholders of record at the close of business on December 20, 1995. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a purchase price of $80 per share of Common Stock, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of December 8, 1995 as it may from time to time be supplemented or amended (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent.

          Initially, the Rights will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement of the existence of an "Acquiring Person" (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. An "Acquiring Person" is any person or group of affiliated or associated persons that has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock, except that Atlantic Richfield Company, a Delaware corporation ("ARCO"), will not be or become an "Acquiring Person" unless and until such time as ARCO or any person affiliated or associated with ARCO acquires or becomes the beneficial owner of (or ARCO becomes affiliated or associated with any person who, collectively with ARCO, is the beneficial owner of) more than the lesser of
(i) 1,000,000 shares of Common Stock in addition to those ARCO beneficially owned as of December 8, 1995 (or in addition to any lesser number of shares ARCO beneficially owns from time to time thereafter) and (ii) one share less than 50% of the shares of Common Stock outstanding at any time. In certain circumstances prior to the time a person has become an Acquiring Person, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates (together with this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after December 20, 1995 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 8, 2005, unless earlier redeemed or exchanged by the Company as described below.

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          As soon as practicable after the Distribution Date, Rights
Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

          In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to such Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement.

          For example, at an exercise price of $80 per Right, each Right not owned by such an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160 worth of Common Stock (or other consideration, as noted above), based upon its then Current Market Price, for $80. Assuming that the Common Stock had a Current Market Price of $25 per share at such time, the holder of each valid Right would be entitled to purchase 6.4 shares of Common Stock for $80.

          In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights owned by such Acquiring Person or certain related parties) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

          The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than

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the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock are required to be issued upon exercise of the Rights, but in lieu thereof a cash payment may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

          At any time until the time a person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.005 redemption price.

          At any time after the occurrence of a Flip-In Event and prior to the occurrence of a Flip-Over Event or a person becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Company may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

          Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement (other than the Redemption Price) may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption or amendment shall be made at such time as the Rights are not redeemable.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to this Report on Form 8-K. This summary description of the Rights does

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not purport to be complete and is qualified in its entirety by reference to the
Rights Agreement, which is incorporated herein by reference.

          The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company's Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company's stockholders. Because the Company's Board of Directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

          The information set forth in the Company's press release dated December 8, 1995, included herewith as Exhibit 2, is incorporated by reference to this Current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits

          1. Rights Agreement dated as of December 8, 1995 between Lyondell Petrochemical Company and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).

          2.  Press release issued by the Company dated December 8, 1995.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LYONDELL PETROCHEMICAL COMPANY



Date:  12/12/95               By: /s/ RUSSELL S. YOUNG
       _______________           ______________________________
                                 Name:  Russell S. Young
                                 Title: Senior Vice President,
                                        Chief Financial Officer and Treasurer

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